EXHIBIT 99

SPS Commerce Reports Fourth Quarter and Full Year 2019 Financial Results

Company delivers 76th consecutive quarter of topline growth, with 14% growth in recurring revenue over 2018

MINNEAPOLIS, Feb. 13, 2020 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the fourth quarter and full year ended December 31, 2019.

Revenue was $72.7 million in the fourth quarter of 2019, compared to $65.2 million in the fourth quarter of 2018, reflecting 12% growth in revenue from the fourth quarter of 2018. Recurring revenue grew 13% from the fourth quarter of 2018.

Net income in the fourth quarter of 2019 was $9.2 million or $0.25 per diluted share, compared to net income of $7.1 million or $0.20 per diluted share, in the fourth quarter of 2018.  Non-GAAP net income per diluted share was $0.35, compared to non-GAAP net income per diluted share of $0.26 in the fourth quarter of 2018. Adjusted EBITDA for the fourth quarter of 2019 increased 35% to $18.9 million compared to the fourth quarter of 2018.

“Our ongoing focus on sustained growth and profitability is inherent in our business model,” said Archie Black, President and CEO of SPS Commerce.  “Our ability to scale is unique as we leverage the lead-generation engine fueled by the power of our vast trading community, which positions SPS Commerce to become the world’s retail network.”

Revenue for the full year ended December 31, 2019 was $279.1 million compared to $248.2 million for the full year ended December 31, 2018, reflecting 12% growth in revenue.  Recurring revenue grew 14% from the year ended December 31, 2018.

Net income for the year ended December 31, 2019 was $33.7 million or $0.94 per diluted share, compared to net income of $23.9 million or $0.68 per diluted share, for the comparable period in 2018. Non-GAAP net income per diluted share for the year ended December 31, 2019 was $1.28, compared to non-GAAP net income per diluted share of $0.96 for the comparable period in 2018. Adjusted EBITDA for the full year ended December 31, 2019 increased 36% to $69.8 million, compared to the full year ended December 31, 2018.

“SPS Commerce continues to deliver on its financial targets, capitalizing on the evolution of the retail industry and leveraging the power of our network to deliver profitable and sustained growth,” said Kim Nelson, CFO of SPS Commerce. “We serve a large and expanding addressable market and we are confident in our ability to continue to deliver ten percent or greater annual revenue growth and twenty percent annual adjusted EBITDA dollar growth.”

Guidance

First quarter 2020 revenue is expected to be in the range of $73.6 million to $74.2 million.  Full year 2020 revenue is expected to be in the range of $306.5 million to $308.5 million, representing approximately 10% to 11% growth over 2019.

First quarter 2020 net income per diluted share is expected to be in the range of $0.19 to $0.20 with fully diluted weighted average shares outstanding of approximately 36.2 million shares. Full year 2020 net income per diluted share is expected to be in the range of $0.85 to $0.88 with fully diluted weighted average shares outstanding of approximately 36.3 million shares.

First quarter 2020 non-GAAP net income per diluted share is expected to be in the range of $0.31 to $0.32.  Full year 2020 non-GAAP net income per diluted share is expected to be in the range of $1.34 to $1.37.

First quarter 2020 Adjusted EBITDA is expected to be in the range of $19.2 to $19.8 million. Full year 2020 Adjusted EBITDA is expected to be in the range of $83.0 million to $84.5 million, representing approximately 19% to 21% growth over 2019.

First quarter 2020 non-cash, share-based compensation expense is expected to be approximately $4.6 million.  Depreciation expense is expected to be approximately $3.3 million and amortization expense is expected to be approximately $1.4 million.

Full year 2020 non-cash, share-based compensation expense is expected to be approximately $19.8 million. Depreciation expense is expected to be approximately $13.9 million and amortization expense is expected to be approximately $5.7 million.

For 2020, we expect an annual effective tax rate of approximately 30%.

Upcoming Conference

SPS Commerce management will present at the JMP Securities Technology Conference in San Francisco, CA on Tuesday, February 25, 2020 at 9:00 AM P.T.

A webcast of the presentation will be available on the company’s investor relations website at http://investors.spscommerce.com/events.

Quarterly Conference Call

SPS Commerce will discuss its quarterly and annual results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID #6593186 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry's most broadly adopted, retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. SPS Commerce has achieved 76 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

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Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, interest expense, interest income, income tax expense, stock-based compensation expense, the discrete impact from tax law change and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, the discrete impact from tax law change and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2020, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2018, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

			December 31,
			2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents			$179,252	$133,859
Short-term investments			34,284	44,537
Accounts receivable, net			31,532	27,488
Deferred costs			35,274	34,502
Other current assets			11,279	9,229
Total current assets			291,621	249,615
PROPERTY AND EQUIPMENT, net			23,752	20,957
OPERATING LEASE RIGHT-OF-USE ASSET			15,744	—
GOODWILL			76,845	69,658
INTANGIBLE ASSETS, net			22,668	22,741
OTHER ASSETS
Deferred costs			11,667	10,973
Deferred income tax assets			2,630	10,456
Other assets			2,513	1,723
Total assets			$447,440	$386,123
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable			$4,274	$4,440
Accrued compensation			22,303	20,415
Accrued expenses			6,207	4,558
Deferred revenue			31,463	25,328
Deferred rent			—	1,781
Operating lease liabilities			5,072	—
Total current liabilities			69,319	56,522
OTHER LIABILITIES
Deferred revenue			2,851	2,512
Deferred rent			—	5,371
Operating lease liabilities			18,796	—
Deferred income tax liability			1,193	1,376
Other non-current liabilities			405	1,368
Total liabilities			92,564	67,149
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding			—	—
Common stock, $0.001 par value; 55,000,000 shares authorized; 36,104,619 and 35,515,256 shares issued; and 34,863,271 and 34,691,472 outstanding, respectively			36	36
Treasury stock, at cost; 1,241,348 and 823,784 shares, respectively			(46,297)	(25,679)
Additional paid-in capital			354,115	332,574
Retained earnings			48,973	15,261
Accumulated other comprehensive loss			(1,951)	(3,218)
Total stockholders’ equity			354,876	318,974
Total liabilities and stockholders’ equity			$447,440	$386,123

Shares have been adjusted for all periods presented to reflect a two-for-one stock split effective August 22, 2019.

Balance sheet is subject to reclassification
SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues	$72,733	$65,189	$279,124	$248,240
Cost of revenues	23,909	21,177	92,239	81,748
Gross profit	48,824	44,012	186,885	166,492
Operating expenses
Sales and marketing	17,736	17,696	70,140	71,719
Research and development	7,861	6,516	28,305	22,087
General and administrative	11,045	10,584	44,719	41,862
Amortization of intangible assets	1,418	1,007	5,315	4,093
Total operating expenses	38,060	35,803	148,479	139,761
Income from operations	10,764	8,209	38,406	26,731
Other income (expense)
Interest income, net	714	740	2,947	2,329
Other income (expense), net	244	(85)	272	(626)
Change in earn-out liability	79	(94)	445	(94)
Total other income, net	1,037	561	3,664	1,609
Income before income taxes	11,801	8,770	42,070	28,340
Income tax expense	2,639	1,629	8,358	4,468
Net income	$9,162	$7,141	$33,712	$23,872

Net income per share
Basic	$0.26	$0.21	$0.96	$0.69
Diluted	$0.25	$0.20	$0.94	$0.68

Weighted average common shares used to compute net income per share
Basic	35,029	34,560	35,024	34,392
Diluted	35,967	35,444	36,002	35,212

Shares and per share data have been adjusted for all periods presented to reflect a two-for-one stock split effective August 22, 2019.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)
	Year Ended
	December 31,
	2019	2018
Cash flows from operating activities
Net income	$33,712	$23,872
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	7,581	2,798
Change in earn-out liability	(445)	94
Depreciation and amortization of property and equipment	11,123	8,593
Amortization of intangible assets	5,315	4,093
Provision for doubtful accounts	3,499	2,592
Stock-based compensation	14,690	12,510
Other, net	(574)	(364)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable	(6,771)	(4,569)
Deferred costs	(1,441)	(5,564)
Other current and non-current assets	(2,768)	(3,333)
Accounts payable	(489)	937
Accrued compensation	319	3,957
Accrued expenses	706	(135)
Deferred revenue	6,366	7,094
Deferred rent	—	2,440
Operating leases	971	—
Net cash provided by operating activities	71,794	55,015
Cash flows from investing activities
Purchases of property and equipment	(13,585)	(13,750)
Purchases of investments	(73,700)	(81,666)
Maturities of investments	84,472	82,224
Acquisition of business and intangible assets, net	(11,500)	(27,273)
Net cash used in investing activities	(14,313)	(40,465)
Cash flows from financing activities
Repurchases of common stock	(20,618)	(19,864)
Net proceeds from exercise of options to purchase common stock	6,207	14,344
Net proceeds from employee stock purchase plan	2,269	1,745
Net cash used in financing activities	(12,142)	(3,775)
Effect of foreign currency exchange rate changes	54	(43)
Net increase in cash and cash equivalents	45,393	10,732
Cash and cash equivalents at beginning of year	133,859	123,127
Cash and cash equivalents at end of year	$179,252	$133,859

Cash flows subject to reclassification

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$9,162	$7,141	$33,712	$23,872
Depreciation and amortization of property
and equipment	2,979	2,285	11,123	8,593
Amortization of intangible assets	1,418	1,007	5,315	4,093
Interest income, net	(714)	(740)	(2,947)	(2,329)
Income tax expense	2,639	1,629	8,358	4,468
Stock-based compensation expense	3,374	2,532	14,690	12,510
Other	(5)	94	(488)	94
Adjusted EBITDA	$18,853	$13,948	$69,763	$51,301

Net income	$9,162	$7,141	$33,712	$23,872
Stock-based compensation expense	3,374	2,532	14,690	12,510
Amortization of intangible assets	1,418	1,007	5,315	4,093
Other	(5)	94	(488)	94
Income tax effects of adjustments	(1,332)	(1,406)	(7,304)	(6,594)
Non-GAAP income	$12,617	$9,368	$45,925	$33,975

Shares used to compute non-GAAP income per share
Basic	35,029	34,560	35,024	34,392
Diluted	35,967	35,444	36,002	35,212

Non-GAAP income per share
Basic	$0.36	$0.27	$1.31	$0.99
Diluted	$0.35	$0.26	$1.28	$0.96

Shares and per share data have been adjusted for all periods presented to reflect a two-for-one stock split effective August 22, 2019.

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962